EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Anne H. Lloyd
Senior Vice President, Chief
Financial Officer and Treasurer
(919) 783-4660
www.martinmarietta.com
MARTIN MARIETTA MATERIALS, INC. ELECTS
ANNE H. LLOYD AS TREASURER
     Raleigh, North Carolina (March 6, 2006) — The Board of Directors of Martin Marietta Materials, Inc. (NYSE:MLM) today announced the election of Anne H. Lloyd, Senior Vice President and Chief Financial Officer, as Treasurer of the Corporation.
     Lloyd, 44, joined the Company in 1998 as Vice President and Controller. She was promoted to Chief Accounting Officer in 1999, Chief Financial Officer in 2005 and Senior Vice President in 2006. Prior to joining Martin Marietta Materials, Lloyd was with Ernst and Young, LLP, an international public accounting firm.
     Lloyd is a graduate of the University of North Carolina at Chapel Hill. She holds a Bachelor of Science degree in Business Administration and is a Certified Public Accountant.
     Martin Marietta is the nation’s second largest producer of construction aggregates, a leading producer of magnesia-based chemical products and is developing structural composites products for use in a wide variety of industries.
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